VSOURCE, INC. COMPLETES ACQUISITION OF NETCEL360 AND
                               RAISES $3.3 MILLION

VENTURA, CA AND HONG KONG, June 26, 2001 - Vsource, Inc. [Nasdaq: VSRC] today announced that it has completed the acquisition of substantially all of the assets, and certain liabilities, of Asia-based NetCel360 Holdings Limited. In connection with the acquisition, Vsource also announced that it has obtained commitments from Mercantile Capital Partners I, LP, a fund of Barings Private Equity Partners (Hong Kong) Ltd., and an officer of NetCel360 to purchase $3.3 million of Series A convertible notes.

NetCel360 is a leading pan-Asian provider of Business Process Outsourcing (BPO) and technology services to multinationals, Asian enterprises and leading technology companies. NetCel360's services streamline operations, allowing companies to focus on core competencies and achieve cost savings, productivity gains and growth opportunities.

Mr. Phil Kelly, previously of Dell Computer Corp. and Motorola Inc., and Mr. Dennis Smith, previously of ChinaVest Limited, founded NetCel360 in 1999. NetCel360's existing investors are Barings Private Equity Partners, Credit Suisse First Boston, Softbank, United Parcel Service, and bainlab among others.

"The acquisition of NetCel360 is the first step in Vsource's quest for aggressive growth in our core business of BPO and technology services," said Mr.
I. Steven Edelson, acting chairman of Vsource. "NetCel360 has a seasoned and successful management team led by Phil Kelly, a full suite of proven services and technologies, and a leading presence in the Asian markets. This acquisition positions Vsource to be a leading international provider of BPO and technology services."

Mr. Kelly, chairman and CEO of NetCel360 said, "The combination of Vsource and NetCel360 extends our services and technologies, as well as our ability to serve clients to a new level. The opportunities in international BPO and Technology Services are immense and are continuing to emerge. We are now well positioned to capitalize on these opportunities."

Mr. Edelson and Mr. Kelly will serve as co-chairmen of Vsource. Mr. Kelly also has been named chief executive officer. Mr. Smith will become vice-chairman and chief strategy officer.

Mr. Edelson added, "To realize our vision of solidifying an international leadership position in BPO and related technology services, we are committed to raising additional capital. We look to allow all existing Vsource shareholders an opportunity to participate in our new growth initiative. An option we are strongly considering to achieve this is a rights offering of common stock to all shareholders with an exercise price of $0.10 per share, the same price at which the new Series A convertible notes would be convertible into Series 3-A preferred stock."


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TERMS  OF  THE  ACQUISITION

In connection with the acquisition, Vsource will issue 3,709,729 of its common shares, approximately 19.9% of the total outstanding common shares, for substantially all of the assets of NetCel360. Of this amount, 935,486 shares will be issued in six months after certain contingencies have been met.

In addition, Vsource will also assume approximately $3.7 million of bridge financing, secured by assets being acquired by Vsource. Of the bridge financing, approximately $1.0 million of principal and accrued interest held by Phillip Kelly and Dennis Smith will be converted into Series A convertible notes (discussed below) and approximately $200,000 of principal and accrued interest owed to Mr. Kelly will be paid off pursuant to a separate agreement. Of the remaining amount, $2.25 million will be due on Dec. 31, 2001 and $300,000 will be due June 30, 2002. At Vsource's option, the bridge financing may be repaid by delivering 14.25 million shares of Vsource common stock, which equates to approximately $0.18 per share.

TERMS  OF  THE  FINANCING

The Company anticipates issuing a total of $4.3 million of Series A convertible notes, consisting of $3.3 million of new funding and approximately $1.0 million of principal and accrued interest converted from the bridge financing assumed in the acquisition (see above). The Series A convertible notes will bear 10.0% interest and mature June 30, 2003. In addition, the notes are convertible, at the holder's option, into a new Series 3-A convertible preferred stock which will have a liquidation value equal to the Series A convertible notes' principal and accrued interest. The Series 3-A convertible preferred stock will be junior to Series 1-A and Series 2-A in liquidation rights.

After obtaining any necessary shareholder approvals, the Series 3-A convertible preferred stock will be convertible, at the holder's option, into shares of the company's common stock. The number of shares of common stock issued upon conversion will be based on the liquidation value of the preferred stock divided by $0.10. If the necessary steps are not taken to allow such conversion by February 15, 2002, then the Series 3-A convertible preferred stock will be redeemable, at the option of the holder or the Company, at 300 percent of face value plus accrued interest.

ABOUT  VSOURCE,  INC.
Vsource, Inc., is a publicly traded company that has focused on providing outsourced business process and related services. For further information please visit: www.netcel360.com (The Vsource, Inc. web site, www.vsource.net,
                -----------------                               ---------------
will  be  updated  shortly  to  reflect  the  NetCel360  acquisition.)

ABOUT  NETCEL360
NetCel360's range of services and infrastructure comprise business consulting, globalization services, distribution services, customer relationship management
(CRM), payments and financial services and supply chain management. NetCel360's customer base includes 3Com, AIG, Asia Global Crossing, Avaya, Citibank, Cosine Communications, CSFB, EMC, HSBC, Haworth, Miller Freeman and Network Appliance. NetCel360 has strategic alliances with UPS Logistics Group, Unisys, and bainlab. Technology partners include Avaya, Intel, Cisco Systems, Sun Microsystems,
Siebel,  EMC  and  TruSecure.  The  company's  Web  site  is  www.netcel360.com


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###

Investor  Relations  Contact:          Vsource,  Inc.  Contact
Rana  Thomas                           Sandford  T.  Waddell
Magnum  Financial  Group  LLC          Chief Financial Officer and Secretary
(213)  488-0443                        (805)  677-6720
rthomas@magnumfinancial.com            waddell@vsource.net
---------------------------            -------------------

Media  Relations  Contact:
Joan  Murray
Hilary Kaye Associates, Inc.
(714) 426-0444, ext. 204
jmurray@hkamarcom.com



Nasdaq  Listing

Although the Company's common stock began trading on the Nasdaq National Market System on October 30, 2000, there is no assurance that the Company will continue to achieve the requirements for continued listing on the Nasdaq National Market System. The Company's common stock is currently trading below $1.00 per share, the required minimum for continued listing. If the stock continues to trade below $1.00 per share, the Company may be the subject of de-listing. In addition, the Company may also be subject to de-listing by Nasdaq based on its listing requirements for minimum market value of public float and for net tangible assets. Additionally, Nasdaq has notified the Company that certain aspects of the NetCel360 acquisition and the related financing are in violation of Nasdaq's shareholder approval rules. The Company is engaged in discussions with Nasdaq about the applicability of these rules and certain exceptions to these rules.

While the listing of the Company's stock does not have a direct effect on the Company's operations, it has an effect on the perception of the Company amongst potential investors and can have an adverse effect on the ability of the Company to raise additional funds.

Forward  Looking  Statements

Some of the statements in this document constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance and achievements expressed or implied by these forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, there is no guarantee that future results, levels of activity, performance or achievements will be attained. Moreover, neither management nor any other person assumes responsibility for the accuracy and completeness of these statements. The Company's business, financial condition and results of operations may be impacted by a number of factors including, without limitation, those previously reported by the Company and the factors discussed below. The Company and NetCel360 have each accumulated substantial net losses and following consummation of the transaction anticipates additional losses. The Company and NetCel360 may be required to spend substantial amounts on marketing, sales, technology development, training and administration. There can be no assurance that the Company will be able to fund these expenses.


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